Exhibit 99.1

Yahoo Reports First Quarter 2017 Results

SUNNYVALE, Calif.--(BUSINESS WIRE)--April 18, 2017--Yahoo! Inc. (NASDAQ: YHOO) today reported results for the quarter ended March 31, 2017.

“Our Q1 performance reflects solid financial and operational execution in the new year, with more than $1.3 billion in GAAP revenue delivered. These results are the product of our teams’ tremendous focus and dedication to our users and advertisers,” said Marissa Mayer, CEO of Yahoo. “As we enter our final quarter as an independent company, we are committed to finishing strong and planning for the best possible integration with Verizon. With the transaction anticipated to complete in June, I’ve never been more proud of the improvements we’ve made to the business and the value we’ve delivered to our shareholders.”

	Q1 2016	Q1 2017
GAAP revenue	$1,087 million	$1,327 million
Cost of revenue –TAC	$228 million	$494 million
Loss from operations	$(167) million	$(59) million
Non-GAAP income from operations	$7 million	$73 million
Net earnings	$(99) million	$99 million
Adjusted EBITDA	$147 million	$188 million
GAAP net earnings per diluted share	$(0.10)	$0.10
Non-GAAP net earnings per diluted share	$0.08	$0.18
Cash, cash equivalents, and marketable securities	$7,130 million	$8,021 million
Net cash provided by operating activities	$366 million	$214 million

As previously announced, beginning in the second quarter of 2016, GAAP revenue and cost of revenue – TAC are impacted by a required change in revenue presentation related to the Eleventh Amendment to the Microsoft Search Agreement (“Change in Revenue Presentation,” as discussed below). For the first quarter of 2017, the Change in Revenue Presentation contributed $304 million to each of GAAP revenue and cost of revenue – TAC. Excluding the impact of this change, GAAP revenue would have been $1,023 million, a 6 percent decrease from the first quarter of 2016, and cost of revenue – TAC would have been $190 million, a 17 percent decrease from the first quarter of 2016.

Business Updates

  Doubled the number of users enrolled in Yahoo Account Key in Q1 2017, allowing users to more easily sign in to their Yahoo account using their mobile phone.
  Updated Yahoo Answers Now with new engagement features like social sharing, question of the day, and notification controls.
  Launched Captain, a mobile bot assistant to help users manage lists and reminders, and coordinate family or group activities.
  Introduced new features on Yahoo Mail including Caller ID to integrate contact information from emails, and improved email search to surface most relevant “Top Results”.
  Launched a newly designed Yahoo Homepage featuring News, Sports, and Finance alignment to make content more easily discoverable and personalized for users.
  Livestreamed coverage of the Presidential Inauguration on Yahoo News, the NBA Trade Deadline on Yahoo Sports’ The Vertical, and Yahoo’s inaugural All Markets Summit on Yahoo Finance.
  Yahoo Sports launched Tourney Pick’em game with brand partnerships from Lexus and Pizza Hut, Yahoo Fantasy Baseball with rich data and featured MLB “Game of the Day” video content, and Yahoo Daily Fantasy in the UK.

Transaction Update

Yahoo continues to work with Verizon on integration planning for the sale of its operating business. The Company anticipates the closing to occur in June 2017.

First Quarter 2017 Financial Highlights

Mavens Revenue*:

	Q1 2016	Q1 2017
Mavens revenue	$390 million	$529 million
Non-Mavens revenue	644 million	742 million
Total traffic-driven revenue	$1,034 million	$1,271 million
Non-traffic-driven revenue	53 million	56 million
GAAP revenue	$1,087 million	$1,327 million

* The Change in Revenue Presentation contributed $138 million to Mavens revenue, $166 million to Non-Mavens revenue, and $304 million to traffic-driven revenue in the first quarter of 2017.

Mavens revenue represented 38 percent of traffic-driven revenue in the first quarter of 2016, and increased to 42 percent in the first quarter of 2017. Excluding the impact of the Change in Revenue Presentation, Mavens revenue would have been $391 million, and represented 40 percent of traffic-driven revenue, in the first quarter of 2017.

Mobile Revenue*:

	Q1 2016	Q1 2017
Mobile revenue	$260 million	$412 million
Desktop revenue	774 million	859 million
Total traffic-driven revenue	$1,034 million	$1,271 million
Non-traffic-driven revenue	53 million	56 million
GAAP revenue	$1,087 million	$1,327 million

* The Change in Revenue Presentation contributed $138 million to mobile revenue, $166 million to desktop revenue, and $304 million to traffic-driven revenue in the first quarter of 2017.

GAAP mobile revenue for the first quarter of 2016 and 2017 was $260 million and $412 million, respectively.

Mobile revenue represented 25 percent of traffic-driven revenue in the first quarter of 2016, and increased to 32 percent in the first quarter of 2017. Excluding the impact of the Change in Revenue Presentation, mobile revenue would have been $274 million, and represented 28 percent of traffic-driven revenue, in the first quarter of 2017.

Gross mobile revenue for the first quarter of 2016 and 2017 was $412 million and $447 million, respectively. The Change in Revenue Presentation does not impact gross mobile revenue.

Search Revenue:

  GAAP search revenue was $745 million for the first quarter of 2017 compared to $492 million for the first quarter of 2016. Excluding the impact of the Change in Revenue Presentation, which contributed $304 million to search revenue in the first quarter of 2017, search revenue decreased by 10 percent compared to the first quarter of 2016.
  Gross search revenue was $799 million for the first quarter of 2017, a decrease of 3 percent compared to the first quarter of 2016. The Change in Revenue Presentation does not impact gross search revenue.
  Cost of revenue – TAC associated with search revenue was $435 million for the first quarter of 2017. Excluding the impact of the Change in Revenue Presentation, which contributed $304 million to cost of revenue – TAC in the first quarter of 2017, cost of revenue – TAC associated with search revenue decreased by 9 percent compared to the first quarter of 2016.
  The number of Paid Clicks decreased 12 percent compared to the first quarter of 2016.
  Price-per-Click increased 10 percent compared to the first quarter of 2016.

Display Revenue:

  GAAP display revenue was $456 million for the first quarter of 2017, a 2 percent decrease compared to the first quarter of 2016.
  Cost of revenue – TAC associated with display revenue was $58 million for the first quarter of 2017, a 30 percent decrease compared to the first quarter of 2016.
  The number of Ads Sold increased 2 percent compared to the first quarter of 2016.
  Price-per-Ad remained the same as the first quarter of 2016.

Cash, Cash Equivalents, and Marketable Securities:

Cash, cash equivalents, and marketable securities were $8,021 million as of March 31, 2017 compared to $7,910 million as of December 31, 2016, an increase of $111 million.

“We feel incredibly proud that we executed so well against our 2016 plan and kicked off 2017 on a positive note by achieving our internal operating goals,” said Ken Goldman, CFO of Yahoo. “Not only did we meet our internal GAAP revenue goal of $1.3 billion, but we also continued managing our capital and cash operating expenditures closely, ending the quarter with over $8 billion in cash, cash equivalents, and marketable securities, representing an increase of nearly $900 million year over year. As we prepare to close the sale of this iconic company to Verizon, I’m very pleased with what we have accomplished with regard to the achievement of our operating and financial plans.”

Change in Revenue Presentation

As previously announced, pursuant to the Eleventh Amendment to the Microsoft Search Agreement, the Company completed the transition of its exclusive sales responsibilities to Microsoft for Microsoft’s paid search services to premium advertisers in the United States, Canada, and Europe on April 1, 2016 and in its remaining markets (other than Taiwan and Hong Kong) on June 1, 2016. Following the transition in each respective market, Yahoo is considered the principal in the sale of traffic to Microsoft and other customers because Yahoo is the primary obligor in its arrangements with Microsoft and has discretion in how search queries from Affiliate sites will be fulfilled and monetized. As a result, beginning in the second quarter of 2016, amounts paid to Affiliates under the Microsoft Search Agreement in the transitioned markets are recorded as cost of revenue – TAC rather than as a reduction to GAAP revenue, resulting in GAAP revenue from the Microsoft Search Agreement being reported on a gross rather than net basis. Taiwan and Hong Kong are not being transitioned, and TAC in those markets continues to be reported as a reduction to revenue.

Supplemental Financial and Other Information

Supplemental financial and other information can be accessed through the Company’s Investor Relations website at investor.yahoo.net.

Non-GAAP Financial Measures

This press release includes adjusted GAAP revenue and cost of revenue – TAC amounts that exclude the effect of the Change in Revenue Presentation related to the Eleventh Amendment that took place in the second quarter of 2016. We believe providing this additional information to investors is useful because it provides investors with comparable revenue and cost of revenue – TAC measures for comparison to our historical reported financial information.

This press release and its attachments also include the following additional financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (“SEC”): gross mobile revenue; gross search revenue; revenue ex-TAC; adjusted EBITDA; non-GAAP income from operations; non-GAAP net earnings; non-GAAP net earnings per share – diluted; and free cash flow.

Gross mobile revenue is GAAP mobile revenue plus the related revenue share with third parties. Gross search revenue is GAAP search revenue plus the related revenue share with third parties. Revenue ex-TAC is GAAP revenue less cost of revenue – TAC. Adjusted EBITDA, non-GAAP income from operations, non-GAAP net earnings, and non-GAAP net earnings per share – diluted, exclude from the most comparable GAAP financial measures certain gains, losses, and expenses that we do not believe are indicative of ongoing results, and exclude stock-based compensation expense. Adjusted EBITDA also excludes taxes, depreciation, amortization of intangible assets, other (expense) income, net (which includes interest, among other items), earnings in equity interests, and net income attributable to noncontrolling interests. Free cash flow is a non-GAAP financial measure defined as net cash provided by operating activities (adjusted for periods prior to the first quarter of 2017 to include excess tax benefits from stock-based awards), less acquisition of property and equipment, net (i.e., acquisition of property and equipment less proceeds received from disposition of property and equipment) and dividends received from equity investees.

These measures may be different than non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (“GAAP”). Explanations of the Company’s non-GAAP financial measures and reconciliations of these financial measures to the GAAP financial measures the Company considers most comparable are included in the accompanying “Note to Supplemental Financial Data and GAAP to Non-GAAP Reconciliations,” “Supplemental Financial Data and GAAP to Non-GAAP Reconciliations,” and “GAAP to Non-GAAP Reconciliations.”

About Yahoo

Yahoo is a guide to digital information discovery, focused on informing, connecting, and entertaining users through its search, communications, and digital content products. By creating highly personalized experiences, Yahoo helps users discover the information that matters most to them around the world –– on mobile or desktop. Yahoo creates value for advertisers with a streamlined, simple advertising technology stack that leverages Yahoo’s data, content, and technology to connect advertisers with their target audiences. Yahoo is headquartered in Sunnyvale, California, and has offices located throughout the Americas, Asia Pacific (APAC), and the Europe, Middle East and Africa (EMEA) regions. For more information, visit the pressroom (pressroom.yahoo.net) or the Company's blog (yahoo.tumblr.com).

“Ads Sold” consist of display ad impressions for paying advertisers on Yahoo Properties and Affiliate sites.

“Affiliates” are third-party entities that have integrated Yahoo’s advertising offerings into their websites or other offerings (those websites and other offerings, “Affiliate sites”).

“Alibaba Group” means Alibaba Group Holding Limited.

“Desktop computer” means a desktop or laptop computer, and “desktop revenue” is revenue generated from search and display ads served on Desktop computers and also includes leads, listings, and fees revenue and ecommerce revenue allocated to user activity on Desktop computers.

“Gross mobile revenue,” a non-GAAP measure, is GAAP mobile revenue plus the related revenue share with third parties.

“Gross search revenue,” a non-GAAP measure, is GAAP search revenue plus the related revenue share with third parties.

“Mavens revenue” is revenue generated from, without duplication: (i) mobile (as defined below), (ii) video ads and video ad packages, (iii) native ads, and (iv) Tumblr and Polyvore ads and fees.

“Microsoft Search Agreement” refers to the Search and Advertising Services and Sales Agreement between Yahoo and Microsoft Corporation, as amended.

“Mobile revenue” is revenue generated in connection with user activity on mobile devices, including smartphones and tablets, regardless of whether the device is accessing a mobile-optimized service. Mobile revenue is generated primarily from search and display ads. Mobile revenue also includes leads, listings, and fees revenue and ecommerce revenue allocated to user activity on mobile devices.

“Native revenue” is revenue generated from native ads (search and display) on Yahoo Properties as well as third-party partner publisher sites and mobile apps. Native ads are visually rich, are positioned as a seamless part of the users' experience, and come in a variety of formats, like text, image, and video. Yahoo offers native ads through Yahoo Gemini and BrightRoll.

“Net earnings” means net income (loss) attributable to Yahoo! Inc., and “net earnings per diluted share” means net income (loss) attributable to Yahoo! Inc. common stockholders per share – diluted.

“Non-Mavens revenue” is revenue generated from search ads and traditional (i.e., non-native, non-video, non-Tumblr, non-Polyvore) display ads served on Desktop computers and also includes leads, listings, and fees revenue and ecommerce revenue allocated to user activity on Desktop computers.

“Non-traffic-driven revenue” is revenue not arising from user activity on Yahoo Properties or Affiliate sites, and includes royalty revenue, license fee revenue, amortization under the technology and intellectual property license agreement with Alibaba Group through the third quarter of 2015, and all other revenue that is not traffic-driven.

“Paid Clicks” are clicks by end-users on sponsored search listings (excluding native ads) on Yahoo Properties and Affiliate sites.

“Price-per-Ad” is defined as display revenue divided by our total number of Ads Sold.

“Price-per-Click” is defined as Search click-driven revenue divided by our total number of Paid Clicks.

“Search click-driven revenue” is gross search revenue excluding search revenue from Yahoo Japan.

“TAC” refers to traffic acquisition costs. TAC consists of payments to Affiliates and payments made to companies that direct consumer and business traffic to Yahoo Properties.

“Yahoo,” “Company,” and “we” refer to Yahoo! Inc. and its consolidated subsidiaries.

“Yahoo Properties” refers to the online properties and services that Yahoo provides to users.

We periodically review, refine, and update our methodologies for monitoring, gathering, and counting number of Ads Sold and Paid Clicks, and for calculating Search click-driven revenue, Price-per-Ad, and Price-per-Click. Methodology changes are applied consistently to all periods presented. No changes were made in the currently reported period.

Additional information about how “Ads Sold,” “Paid Clicks,” “Price-per-Ad,” “Price-per-Click,” and “Search click-driven revenue” are defined and calculated is included under the caption "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the SEC and available on the SEC's website at www.sec.gov.

This press release (including, without limitation, the quotations from management) contains forward-looking statements concerning Yahoo's expected financial performance and Yahoo's strategic and operational plans and their projected impact, as well as, Yahoo's announced transaction with Verizon Communications Inc. (“Verizon”). Risks and uncertainties may cause actual results to differ materially from the results predicted, and reported results should not be considered as an indication of future performance. With respect to the proposed sale of Yahoo’s operating business to Verizon (the “Sale Transaction”), risks and uncertainties include, among others, (i) the inability to consummate the transaction in a timely manner or at all, due to the inability to obtain or delays in obtaining approval of Yahoo’s stockholders, the necessary regulatory approvals, or satisfaction of other conditions to the closing of the Sale Transaction; (ii) the existence or occurrence of any event, change or other circumstance that could give rise to the termination of the Stock Purchase Agreement, which, in addition to other adverse consequences, could result in the Company incurring substantial fees, including, in certain circumstances, the payment of a termination fee to Verizon under the Amended Stock Purchase Agreement; (iii) potential adverse effects on Yahoo’s relationships with its existing and potential advertisers, suppliers, customers, vendors, distributors, landlords, licensors, licensees, joint venture partners and other business partners; (iv) the implementation of the Sale Transaction will require significant time, attention and resources of Yahoo’s senior management and others within Yahoo, potentially diverting their attention from the conduct of Yahoo’s business; (v) costs, fees, expenses and charges related to or triggered by the Sale Transaction; (vi) the net proceeds that the Company will receive from Verizon is subject to uncertainties as a result of the purchase price adjustments in the Amended Stock Purchase Agreement; (vii) restrictions on the conduct of Yahoo’s business, including the ability to make certain acquisitions and divestitures, enter into certain contracts, and incur certain indebtedness and expenditures until the earlier of the completion of the Sale Transaction or the termination of the Amended Stock Purchase Agreement; (viii) potential adverse effects on Yahoo’s business, properties or operations caused by Yahoo implementing the Sale Transaction or foregoing opportunities that Yahoo might otherwise pursue absent the pending Sale Transaction; (ix) the initiation or outcome of any legal proceedings or regulatory proceedings that may be instituted against Yahoo and its directors and/or officers relating to the Sale Transaction; and (x) following the closing of the Sale Transaction, the Company will be required to register and be regulated as an investment company under the Investment Company Act of 1940, which will result in, among other things, the Company having to comply with the regulations thereunder, certain stockholders potentially being prohibited from holding or acquiring shares of the Company, and the Company likely being removed from the Standard and Poor’s 500 Index and other indices which could have an adverse impact on the Company’s share price following the Sale Transaction. Additional potential risks and uncertainties include, among others, risks related to Yahoo’s ability to continue to attract and maintain mobile users and grow its mobile revenue; risks related to Yahoo’s ability to continue to grow Mavens revenue; risks related to Yahoo’s ability to grow users, user engagement and pageviews; risks related to growing advertiser engagement; risk of potential reduction in spending by, or loss of, advertising customers; risks associated with the Microsoft Search Agreement and the Services Agreement with Google Inc.; risks related to Yahoo’s ability to provide innovative search experiences and other products and services that differentiate its services and generate significant traffic; risks associated with Yahoo’s ability to manage its operating expenses effectively and improve profitability; risks related to acceptance by users of new products and services; risks related to Yahoo’s ability to compete with new or existing competitors; dependence on third parties for technology, services, content, and distribution; risks related to acquiring or developing compelling content; interruptions or delays in the provision of Yahoo’s services; adverse results in litigation; risks related to security incidents, including the unauthorized access to or theft of user data, regulatory actions, litigation, investigations, remediation costs, costs of increased security measures, damage to our reputation and brand, loss of user and partner confidence in the security of our products and services, and resulting fees, costs and expenses; risks related to Yahoo’s ability to recruit and retain key personnel; risks related to possible impairment of goodwill or other assets; risks related to Yahoo’s ability to protect its intellectual property and the value of its brands; risks related to fluctuations in foreign currency exchange rates; risks related to joint ventures and the integration of acquisitions; risks related to Yahoo’s regulatory environment; risks related to Yahoo's international operations; risks related to the calculation of our key operational metrics; and general economic conditions. All information set forth in this press release and its attachments is as of April 18, 2017. Yahoo does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances. More information about potential factors that could affect the Company's business and financial results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, which is on file with the SEC and available on the SEC's website at www.sec.gov. Additional information is also set forth in those sections in Yahoo’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, which will be filed with the SEC in the second quarter of 2017.

Yahoo!, the Yahoo family of marks, BrightRoll, Flurry, Polyvore, Captain and the associated logos are trademarks and/or registered trademarks of Yahoo! Inc. Tumblr is a registered trademark of Tumblr, Inc. Other names are trademarks and/or registered trademarks of their respective owners.

Important Additional Information and Where to Find It.

Yahoo has filed with the SEC a preliminary proxy statement regarding the proposed sale of Yahoo’s operating business to Verizon. Yahoo will file with the SEC a definitive version of the proxy statement, which will be sent or provided to Yahoo stockholders when available. The information contained in the preliminary proxy statement is not complete and may be changed. BEFORE MAKING ANY VOTING DECISION, YAHOO’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ YAHOO’S PRELIMINARY PROXY STATEMENT IN ITS ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND, WHEN IT BECOMES AVAILABLE, YAHOO’S DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders may obtain a free copy of Yahoo’s preliminary proxy statement and any amendments or supplements to the preliminary proxy statement, Yahoo’s definitive proxy statement (when available) and any amendments or supplements to the definitive proxy statement (when available), and other documents filed by Yahoo with the SEC (when available) in connection with the proposed transaction for no charge at the SEC’s website at www.sec.gov, on the Investor Relations page of Yahoo’s website investor.yahoo.net or by writing to Investor Relations, Yahoo! Inc., 701 First Avenue, Sunnyvale, CA 94089.

Yahoo and its directors and executive officers, as well as Verizon and its directors and executive officers, may be deemed participants in the solicitation of proxies from Yahoo’s investors and stockholders in connection with the proposed transaction. Information concerning the ownership of Yahoo securities by Yahoo’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information is also available in Yahoo’s annual report on Form 10-K for the year ended December 31, 2016 and Yahoo’s proxy statement for its 2016 annual meeting of stockholders filed with the SEC on May 23, 2016. Information about Verizon’s directors and executive officers is set forth in Verizon’s annual report on Form 10-K for the year ended December 31, 2016 and Verizon’s proxy statement for its 2017 annual meeting of stockholders filed with the SEC on March 20, 2017. Information regarding Yahoo’s directors, executive officers, and other persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in connection with the proposed transaction, including their respective interests by security holdings or otherwise, also is set forth in the preliminary proxy statement described above and will be set forth in the definitive proxy statement relating to the proposed transaction when it is filed with the SEC. These documents may be obtained free of charge from the sources indicated above.

Yahoo! Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	March 31,
	2016	2017

ASSETS
Current assets:
Cash and cash equivalents	$1,119,469	$1,328,913
Short-term marketable securities	5,700,925	5,582,149
Accounts receivable, net	1,084,267	940,311
Prepaid expenses and other current assets	221,499	176,351
Total current assets	8,126,160	8,027,724

Long-term marketable securities	1,089,707	1,110,166
Property and equipment, net	1,209,937	1,177,723
Goodwill	415,809	430,463
Intangible assets, net	161,644	142,424
Other long-term assets and investments	206,059	279,267
Investments in Alibaba Group	33,680,879	41,359,859
Investments in equity interests	3,192,884	2,841,100

Total assets	$48,083,079	$55,368,726

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$171,520	$180,368
Other accrued expenses and current liabilities	1,006,676	884,000
Deferred revenue	109,228	103,543
Total current liabilities	1,287,424	1,167,911

Convertible notes	1,299,945	1,317,112
Long-term deferred revenue	39,583	42,669
Other long-term liabilities	95,597	91,026
Deferred tax liabilities related to investment in Alibaba Group	13,633,988	16,762,865
Deferred and other long-term tax liabilities	642,466	519,950
Total liabilities	16,999,003	19,901,533

Total Yahoo! Inc. stockholders' equity	31,049,283	35,435,717
Noncontrolling interests	34,793	31,476
Total equity	31,084,076	35,467,193

Total liabilities and equity	$48,083,079	$55,368,726

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2016	2017

Revenue (1)	$1,087,152	$1,327,270

Operating expenses:
Cost of revenue - traffic acquisition costs (1)	227,763	493,502
Cost of revenue - other	282,587	256,774
Sales and marketing	236,033	209,366
Product development	278,029	252,220
General and administrative	155,451	156,837
Amortization of intangibles	18,773	11,506
Gain on sale of patents	(1,500)	-
Restructuring charges, net	57,230	5,812
Total operating expenses	1,254,366	1,386,017

Loss from operations	(167,214)	(58,747)

Other (expense) income, net	(47,416)	18,822

Loss before income taxes and earnings in equity interests	(214,630)	(39,925)

Benefit for income taxes	34,766	26,177
Earnings in equity interests, net of tax	81,574	113,688

Net (loss) income	(98,290)	99,940

Less: Net income attributable to noncontrolling interests	(942)	(506)

Net (loss) income attributable to Yahoo! Inc.	$(99,232)	$99,434

Net (loss) income attributable to Yahoo! Inc. common stockholders per share - diluted	$(0.10)	$0.10

Shares used in per share calculation - diluted	945,719	963,169

Stock-based compensation expense by function:
Cost of revenue - other	$8,526	$8,415
Sales and marketing	32,887	31,409
Product development	47,988	48,366
General and administrative	19,006	20,586
Restructuring charges, net	7,374	-

Supplemental Financial Data:
Revenue ex-TAC	$859,389	$833,768
Adjusted EBITDA	$147,072	$188,297
Free cash flow(2)	$297,195	$154,245

(1)	Commencing in the second quarter of 2016, TAC payments related to the Microsoft Search Agreement, which previously would have been recorded as a reduction to revenue, began to be recorded as a cost of revenue due to a required change in revenue presentation. See “Change in Revenue Presentation” in the accompanying press release.
(2)	During the three months ended March 31, 2016, the Company received a cash tax refund of $190 million associated with the Company’s claim to carry back its 2015 losses and tax attributes to earlier taxable years.

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended
	March 31,
	2016	2017

CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(98,290)	$99,940
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	107,377	95,703
Amortization of intangible assets	32,288	19,396
Accretion of convertible notes discount	16,290	17,167
Stock-based compensation expense	115,781	108,776
Non-cash restructuring charges	362	-
Non-cash accretion on marketable debt securities	12,354	899
Foreign exchange gain	(6,524)	(12,546)
Gain on sale of assets and other	(190)	(9)
Gain on sale of patents and land	(1,500)	-
Loss (gain) on Hortonworks warrants	39,150	(5,385)
Earnings in equity interests	(81,574)	(113,688)
Tax benefits from stock-based awards	1,192	-
Excess tax benefits from stock-based awards(3)	(7,526)	-
Deferred income taxes	(37,794)	(44,296)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	172,677	151,772
Prepaid expenses and other	232,783	24,281
Accounts payable	2,844	(5,099)
Accrued expenses and other liabilities	(142,308)	(118,622)
Deferred revenue	8,376	(3,834)
Net cash provided by operating activities	365,768	214,455

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(76,399)	(61,147)
Proceeds from sales of property and equipment	300	937
Purchases of marketable securities	(1,871,316)	(1,457,036)
Proceeds from sales of marketable securities	47,374	52,436
Proceeds from maturities of marketable securities	1,369,836	1,503,562
Proceeds from sales of patents	1,500	-
Purchases of intangible assets	(1,177)	(52)
Proceeds from the settlement of derivative hedge contracts	36,028	8,223
Payments for settlement of derivative hedge contracts	(3,024)	(1,078)
Other investing activities, net	(58)	156
Net cash (used in) provided by investing activities	(496,936)	46,001

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	4,754	3,095
Excess tax benefits from stock-based awards(3)	7,526	-
Tax withholdings related to net share settlements of restricted stock awards and restricted stock units	(42,139)	(67,901)
Distributions to noncontrolling interests	-	(3,823)
Other financing activities, net	(3,637)	(3,126)
Net cash used in financing activities	(33,496)	(71,755)

Effect of exchange rate changes on cash and cash equivalents	12,357	20,743

Net change in cash and cash equivalents	(152,307)	209,444
Cash and cash equivalents, beginning of period	1,631,911	1,119,469

Cash and cash equivalents, end of period	$1,479,604	$1,328,913

(3)

Commencing in the first quarter of 2017, the Company has prospectively adopted changes to the statement of cash flows prescribed by Accounting Standards Update (ASU) 2016-09, "Improvements to Employee Share-Based Payment Accounting," which require the Company to classify excess tax benefits along with other income tax cash flows as an operating activity in the statement of cash flows. As a result, the Company no longer presents excess tax benefits from stock-based awards as an outflow in operating activities and as an inflow in financing activities on the statement of cash flows.

Yahoo! Inc.

Note to Supplemental Financial Data and GAAP to Non-GAAP Reconciliations

This press release includes adjusted revenue and cost of revenue - TAC amounts that exclude the effect of the Change in Revenue Presentation that occurred during the second quarter of 2016. We believe providing this additional information to investors is useful because it provides investors with comparable revenue and cost of revenue - TAC measures for comparison to our historical reported financial information. See “Change in Revenue Presentation” in the accompanying press release.

This press release and its attachments also include the non-GAAP financial measures of revenue excluding traffic acquisition costs (“revenue ex-TAC”); gross mobile revenue; gross search revenue; adjusted EBITDA; non-GAAP income from operations; non-GAAP net earnings; non-GAAP net earnings per diluted share; and free cash flow, which are reconciled to revenue (in the case of revenue ex-TAC, gross mobile revenue, and gross search revenue); net (loss) income attributable to Yahoo! Inc. (in the case of adjusted EBITDA and non-GAAP net earnings); loss from operations; net (loss) income attributable to Yahoo! Inc. common stockholders per share – diluted; and net cash provided by operating activities, which we believe are the most comparable GAAP measures. Yahoo! Inc. (together with its consolidated subsidiaries, “Yahoo,” the “Company,” or “we”) uses these non-GAAP financial measures for internal managerial purposes and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Further, management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect additional ways of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, revenue, net (loss) income attributable to Yahoo! Inc., loss from operations, net (loss) income attributable to Yahoo! Inc. common stockholders per share – diluted, and net cash provided by operating activities calculated in accordance with GAAP.

Revenue ex-TAC is a non-GAAP financial measure defined as GAAP revenue less TAC that has been recorded as a cost of revenue. TAC consists of payments made to Affiliates, and payments made to companies that direct consumer and business traffic to Yahoo Properties. TAC is recorded either as a reduction to revenue or as cost of revenue. We present revenue ex-TAC to provide investors a metric used by the Company for evaluation and decision-making purposes and to provide investors with comparable revenue numbers when comparing to our historical reported financial information. A limitation of revenue ex-TAC is that it is a measure we defined for internal and investor purposes that may be unique to the Company, and therefore it may not enhance the comparability of our results to those of other companies in our industry who have similar business arrangements but address the impact of TAC differently. Management compensates for these limitations by also relying on the comparable GAAP financial measures of revenue and cost of revenue – TAC.

Each of gross mobile revenue and gross search revenue is a non-GAAP financial measure. Gross mobile revenue is defined as GAAP mobile revenue plus the related revenue share with third parties. Gross search revenue is defined as GAAP search revenue plus the related revenue share with third parties. We present these amounts to provide investors with additional metrics used by the Company for evaluation and decision-making purposes and as an indicator of the size of our presence in the relevant business. To this end, gross mobile revenue and gross search revenue report the total receipts generated on Yahoo Properties and Affiliate sites by the specified relevant Yahoo business (i.e., mobile or search), before any TAC or other revenue share is paid to the Affiliates and before any revenue share is allocated to Microsoft or other parties. A limitation of these non-GAAP measures is that they include revenue that is recognized by one or more third parties and not by Yahoo; furthermore, they are measures we defined for internal and investor purposes that may be unique to us, and therefore may not enhance the comparability of our results to those of other companies in our industry who have similar business arrangements but address the impact of TAC and revenue sharing differently. Management compensates for these limitations by also relying on the comparable financial measure GAAP revenue.

Adjusted EBITDA is defined as net (loss) income attributable to Yahoo! Inc. before taxes, depreciation, amortization of intangible assets, stock-based compensation expense, other (expense) income, net (which includes interest, among other items), earnings in equity interests, net income attributable to noncontrolling interests and other gains, losses, and expenses that we do not believe are indicative of our ongoing results. We present adjusted EBITDA because the exclusion of certain gains, losses, and expenses facilitates comparisons of the operating performance of the Company on a period to period basis. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for results reported under GAAP. These limitations include: adjusted EBITDA does not reflect tax payments and such payments reflect a reduction in cash available to us; adjusted EBITDA does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses; adjusted EBITDA does not include stock-based compensation expense related to the Company’s workforce; adjusted EBITDA also excludes other (expense) income, net (which includes interest, among other items), earnings in equity interests, net income attributable to noncontrolling interests and other gains, losses, and expenses that we do not believe are indicative of our ongoing results, and these items may represent a reduction or increase in cash available to us; and adjusted EBITDA is a measure that may be unique to the Company, and therefore it may not enhance the comparability of our results to other companies in our industry. Management compensates for these limitations by also relying on the comparable GAAP financial measure of net (loss) income attributable to Yahoo! Inc., which includes taxes, depreciation, amortization, stock-based compensation expense, other (expense) income, net (which includes interest, among other items), earnings in equity interests, net income attributable to noncontrolling interests and the other gains, losses and expenses that are excluded from adjusted EBITDA.

Non-GAAP income from operations is defined as loss from operations excluding certain gains, losses, and expenses that we do not believe are indicative of our ongoing operating results and further adjusted to exclude stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand the impact of stock-based compensation expense on loss from operations. We consider non-GAAP income from operations to be a profitability measure which facilitates the forecasting of our operating results for future periods and allows for the comparison of our results to historical periods. A limitation of non-GAAP income from operations is that it does not include all items that impact our income from operations for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measure of loss from operations which includes the gains, losses, and expenses that are excluded from non-GAAP income from operations.

Non-GAAP net earnings is defined as net (loss) income attributable to Yahoo! Inc. (which we sometimes refer to as net earnings) excluding certain gains, losses, expenses, and their related tax effects that we do not believe are indicative of our ongoing results and further adjusted to exclude stock-based compensation expense and its related tax effects. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation expense enhances the ability of management and investors to understand the impact of stock-based compensation expense on net income and net income per share. We consider non-GAAP net earnings and non-GAAP net earnings per diluted share to be profitability measures which facilitate the forecasting of our results for future periods and allow for the comparison of our results to historical periods. A limitation of non-GAAP net earnings and non-GAAP net earnings per diluted share is that they do not include all items that impact our net income and net income per diluted share for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measures of net (loss) income attributable to Yahoo! Inc. and net (loss) income attributable to Yahoo! Inc. common stockholders per share - diluted, both of which include the gains, losses, expenses and related tax effects that are excluded from non-GAAP net earnings and non-GAAP net earnings per diluted share.

Free cash flow is a non-GAAP financial measure defined as net cash provided by operating activities (adjusted for periods prior to the first quarter of 2017 to include excess tax benefits from stock-based awards), less acquisition of property and equipment, net (i.e., acquisition of property and equipment less proceeds received from disposition of property and equipment) and dividends received from equity investees. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by business operations, after deducting our net payments for acquisitions and dispositions of property and equipment, which cash can then be used for strategic opportunities or other business purposes including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net change in cash and cash equivalents as presented in the Company’s unaudited condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

Yahoo! Inc.
Supplemental Financial Data and GAAP to Non-GAAP Reconciliations
(in thousands)

	Three Months Ended
	March 31,
	2016	2017
Revenue for groups of similar services:
Search (1)	$491,881	$744,738
Display	463,019	455,882
Other	132,252	126,650
Total revenue	$1,087,152	$1,327,270

Revenue excluding traffic acquisition costs recorded as cost of revenue ("revenue ex-TAC") for groups of similar services:

GAAP search revenue (1)	$491,881	$744,738
TAC associated with search revenue (1)	(144,160)	(435,442)
Search revenue ex-TAC	$347,721	$309,296

GAAP display revenue	$463,019	$455,882
TAC associated with display revenue	(83,067)	(57,737)
Display revenue ex-TAC	$379,952	$398,145

GAAP other revenue	$132,252	$126,650
TAC associated with GAAP other revenue	(536)	(323)
Other revenue ex-TAC	$131,716	$126,327

Revenue ex-TAC:
GAAP revenue (1)	$1,087,152	$1,327,270
TAC (1)	(227,763)	(493,502)
Revenue ex-TAC	$859,389	$833,768

Revenue ex-TAC by segment:
Americas:
GAAP revenue (1)	$861,539	$1,083,458
TAC (1)	(204,871)	(432,684)
Revenue ex-TAC	$656,668	$650,774

EMEA:
GAAP revenue (1)	$76,923	$107,782
TAC (1)	(12,509)	(51,914)
Revenue ex-TAC	$64,414	$55,868

Asia Pacific:
GAAP revenue (1)	$148,690	$136,030
TAC (1)	(10,383)	(8,904)
Revenue ex-TAC	$138,307	$127,126

Total revenue ex-TAC	$859,389	$833,768

Direct costs by segment (2):
Americas	$72,508	$59,313
EMEA	20,609	12,702
Asia Pacific	44,648	47,688
Global operating costs (4)	585,036	543,125
Gain on sale of patents	(1,500)	-
Restructuring charges, net	57,230	5,812
Depreciation and amortization	139,665	115,099
Stock-based compensation expense	108,407	108,776
Loss from operations	$(167,214)	$(58,747)

(1)	Commencing in the second quarter of 2016, TAC payments related to the Microsoft Search Agreement, which previously would have been recorded as a reduction to revenue, began to be recorded as cost of revenue - TAC due to a required change in revenue presentation. See “Change in Revenue Presentation” in the accompanying press release.
(2)	Direct costs for each segment include certain cost of revenue - other and costs associated with the local sales teams. Prior to the second quarter of 2016, certain account management costs associated with Yahoo Properties were managed locally and included as direct costs for each segment. Prior period amounts have been revised to conform to the current presentation.
(4)	Global operating costs include product development, marketing, real estate workplace, general and administrative, account management costs and other corporate expenses that are managed on a global basis and that are not directly attributable to any particular segment. Beginning in the second quarter of 2016, certain account management costs associated with Yahoo Properties are managed globally and included as global costs. Prior period amounts have been revised to conform to the current presentation.

Yahoo! Inc.
Supplemental Financial Data and GAAP to Non-GAAP Reconciliations (continued)
(in thousands)

	Three Months Ended
	March 31,
	2016	2017
Reconciliation of net (loss) income attributable to Yahoo! Inc. to adjusted EBITDA:
Net (loss) income attributable to Yahoo! Inc.	$(99,232)	$99,434
Advisory fees	8,984	6,077
Security incidents costs	-	11,280
Depreciation and amortization	139,665	115,099
Stock-based compensation expense	108,407	108,776
Restructuring charges, net	57,230	5,812
Other expense (income), net	47,416	(18,822)
Benefit for income taxes	(34,766)	(26,177)
Earnings in equity interests	(81,574)	(113,688)
Net income attributable to noncontrolling interests	942	506
Adjusted EBITDA	$147,072	$188,297

Reconciliation of net cash provided by operating activities to free cash flow:
Net cash provided by operating activities	$365,768	$214,455
Acquisition of property and equipment, net	(76,099)	(60,210)
Excess tax benefits from stock-based awards(5)	7,526	-
Free cash flow(2)	$297,195	$154,245

Reconciliation of GAAP mobile revenue to gross mobile revenue:
GAAP mobile revenue (1)	$260,193	$412,485
Revenue share with third parties (1)	151,578	34,092
Gross mobile revenue	$411,771	$446,577

Reconciliation of GAAP search revenue to gross search revenue:
GAAP search revenue (1)	$491,881	$744,738
Revenue share with third parties (1)	328,516	54,193
Gross search revenue	$820,397	$798,931

(1)	Commencing in the second quarter of 2016, TAC payments related to the Microsoft Search Agreement, which previously would have been recorded as a reduction to revenue, began to be recorded as cost of revenue - TAC due to a required change in revenue presentation. See “Change in Revenue Presentation” in the accompanying press release.
(2)	During the three months ended March 31, 2016, the Company received a cash tax refund of $190 million associated with the Company’s claim to carry back its 2015 losses and tax attributes to earlier taxable years.
(5)	As a result of the prospective adoption of aspects of ASU 2016-09 relating to the statement of cash flows, as described in note (3) above, there is no adjustment for excess tax benefits from stock-based awards in the calculation of free cash flow for the three months ended March 31, 2017.

Yahoo! Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except per share amounts)

		Three Months Ended
		March 31,
		2016	2017

GAAP loss from operations		$(167,214)	$(58,747)

(a)	Restructuring charges, net	57,230	5,812

(b)	Stock-based compensation expense	108,407	108,776

(c)	Advisory fees	8,984	6,077

(d)	Security incidents costs	-	11,280

Non-GAAP income from operations		$7,407	$73,198

GAAP net (loss) income attributable to Yahoo! Inc.		$(99,232)	$99,434

(a)	Restructuring charges, net	57,230	5,812

(b)	Stock-based compensation expense	108,407	108,776

(c)	Advisory fees	8,984	6,077

(d)	Security incidents costs	-	11,280

(e)	Loss (gain) on Hortonworks warrants	39,150	(5,385)

(f)	To adjust the provision for income taxes to reflect an effective tax rate of 35% for both the three months ended March 31, 2016 and 2017	(34,465)	(56,500)

Non-GAAP net earnings		$80,074	$169,494

GAAP net (loss) income attributable to Yahoo! Inc. common stockholders per share - diluted		$(0.10)	$0.10

Non-GAAP net earnings per share - diluted		$0.08	$0.18

Shares used in non-GAAP per share calculation - diluted		951,338	963,169

CONTACT:
Yahoo! Inc.
Media Relations Contact:
Sheila Tran, 408-349-4040
media@yahoo-inc.com
Investor Relations Contact:
James Miln, 408-349-3382
investorrelations@yahoo-inc.com